Exhibit 16


                                                                   Grant Thorton

Accountants and Business Advisors

January 31, 2005

Securities and Exchange Commission
Washington, DC 20549

Re: Monterey Bay Tech Inc. (formerly Aladdin Systems Holdings Inc.) File No. 000-28099


Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of Monterey Bay Tech Inc. dated January 31, 2005, and we agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thorton LLP

Suite 2300
One California Street
San Franciso CA 94111
T 415.986.3900
F 415.986.3916
W www.grantthorton.com